UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 23, 2008
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
See discussion at Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          On December 23, 2008, U.S. Bank National Association (“US Bank”) and Great Rivers Bancshares, Inc. (“Great Rivers”) entered into an Assignment Agreement (the “Agreement”) under which US Bank assigned all of its interest in three term loans (the “Term Loans”) and related transaction documents with Mercantile Bancorp, Inc. as borrower (the “Company”) to Great Rivers for a total purchase price of Twenty-two million one hundred sixty thousand seven hundred and 56/100 Dollars ($22,160,700.56), which was the total outstanding principal and accrued interest of the Term Loans as of such date. One loan totaling $15 million in principal with an interest rate of 6.09% has a final maturity of November 2009. The other two loans totaling $7 million in principal are due in August 2010 and have interest rates between 6.13% and 6.27%. The terms and conditions of the Term Loans remain unchanged, as assigned, and are the same as have been previously described by the Company in its current, periodic and annual reports filed with the U.S. Securities and Exchange Commission. Great Rivers is owned and/or controlled directly or indirectly by R. Dean Phillips, a beneficial shareholder of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By: Name:	/s/ Ted T. Awerkamp Ted T. Awerkamp
Title:	President and Chief Executive Officer
Date: December 30, 2008

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